Exhibit 99.1

XPO Reports Fourth Quarter 2025 Results

GREENWICH, Conn. – February 5, 2026 – XPO (NYSE: XPO) today announced its financial results for the fourth quarter 2025. The company reported diluted earnings per share of $0.50, compared with $0.63 for the same period in 2024, and adjusted diluted earnings per share of $0.88, compared with $0.89 for the same period in 2024.

Fourth Quarter 2025 Summary Results

	Three Months Ended December 31,
	Revenue			Operating Income (Loss) (1)
(in millions)	2025	2024	Change %	2025	2024	Change %
North American Less-Than-Truckload Segment	$1,165	$1,156	0.8%	$184	$179	2.8%
European Transportation Segment	846	765	10.6%	(13)	(11)	18.2%
Corporate	-	-	0.0%	(28)	(19)	47.4%
Total	$2,011	$1,921	4.7%	$143	$148	-3.4%

	Adjusted Operating Income (Loss) (2)					Adjusted EBITDA (1)(2)
(in millions)	2025		2024		Change %	2025	2024	Change %
North American Less-Than-Truckload Segment		$181		$159	13.8%	$285	$280	1.8%
European Transportation Segment		2		(2)	NM	32	27	18.5%
Corporate		NA		NA	NA	(4)	(4)	0.0%
Total	$	NA	$	NA	NA	$312	$303	3.0%

	Net Income (1)			Diluted EPS (1)
(in millions, except for per-share data)	2025	2024	Change %	2025	2024	Change %
Total	$59	$76	-22.4%	$0.50	$0.63	-20.6%

	Diluted Weighted-Average Common Shares Outstanding		Adjusted Diluted EPS (1)(2)
(in millions, except for per-share data)	2025	2024	2025	2024	Change %
Total	119	120	$0.88	$0.89	-1.1%

Amounts may not add due to rounding.

NM - Not meaningful

NA - Not applicable

(1) Includes gains from sales of real estate of $10 million ($13 million pre-tax) or $0.08 per diluted share and $26 million ($34 million pre-tax) or $0.21 per diluted share in the fourth quarters of 2025 and 2024, respectively.

(2) See the “Non-GAAP Financial Measures” section of the press release

Mario Harik, chairman and chief executive officer of XPO, said, “We concluded a year of strong execution with another quarter of profitable growth. In the fourth quarter, we increased adjusted diluted EPS year-over-year by 18% and adjusted EBITDA by 11%, excluding real estate gains. These results reflect our focus on service excellence and continuous improvement of the business.

“In North American LTL, we grew adjusted operating income year-over-year by 14% and improved our adjusted operating ratio by 180 basis points to 84.4%, outperforming seasonality. Our initiatives for mix and pricing delivered our twelfth consecutive quarter of sequential growth in revenue per shipment, excluding fuel. At the same time, our AI developments lowered our cost to serve by improving network efficiency and labor productivity.”

Harik continued, “By pairing world-class service with our proprietary technology, we’re building durable earnings power unique to our business. We’re continuing to execute for market-leading margin expansion in the current environment, while positioning for outsized share and margin gains in a recovery. And the significant acceleration in free cash flow we expect to generate in the coming years will further compound shareholder value creation.”

Fourth Quarter Highlights

For the fourth quarter 2025, the company generated revenue of $2.01 billion, compared with $1.92 billion for the same period in 2024.

Operating income was $143 million for the fourth quarter, compared with $148 million for the same period in 2024. Net income was $59 million for the fourth quarter, compared with $76 million for the same period in 2024. The year-over-year decrease in operating income and net income includes a $21 million reduction in real estate gains and a $23 million increase in restructuring expense primarily from previously granted equity awards related to the transition in board leadership. This is reflected in diluted earnings per share of $0.50 for the fourth quarter, compared with $0.63 for the same period in 2024.

Adjusted net income, a non-GAAP financial measure, was $105 million for the fourth quarter, compared with $107 million for the same period in 2024. Adjusted diluted EPS, a non-GAAP financial measure, was $0.88 for the fourth quarter, compared with $0.89 for the same period in 2024.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $312 million for the fourth quarter, compared with $303 million for the same period in 2024.

The company generated $226 million of cash flow from operating activities in the fourth quarter and ended the year with $310 million of cash and cash equivalents on hand, after completing $84 million of net capital expenditures, $65 million of common stock repurchases, and $65 million of term loan repayments.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment generated revenue of $1.17 billion for the fourth quarter 2025, compared with $1.16 billion for the same period in 2024. On a year-over-year basis, yield, excluding fuel, increased 5.2%, while shipments per day decreased 1.6%, and tonnage per day decreased 4.5%.

Operating income was $184 million for the fourth quarter, compared with $179 million for the same period in 2024. Adjusted operating income, a non-GAAP financial measure, was $181 million for the fourth quarter, compared with $159 million for the same period in 2024. Adjusted operating ratio, a non-GAAP financial measure, was 84.4%, reflecting a year-over-year improvement of 180 basis points.

Adjusted EBITDA for the fourth quarter was $285 million, compared with $280 million for the same period in 2024. The year-over-year increase in adjusted EBITDA was due primarily to yield growth and productivity improvements, partially offset by a decrease in gains on real estate transactions, lower tonnage per day and wage inflation.

•	European Transportation: The segment generated revenue of $846 million for the fourth quarter 2025, compared with $765 million for the same period in 2024. Operating income was a loss of $13 million for the fourth quarter, compared with a loss of $11 million for the same period in 2024.

Adjusted EBITDA was $32 million for the fourth quarter, compared with $27 million for the same period in 2024.

•	Corporate: The segment generated an operating loss of $28 million for the fourth quarter 2025, compared with a loss of $19 million for the same period in 2024. The year-over-year increase in operating loss reflects a $7 million net increase in restructuring and transaction and integration costs.

Adjusted EBITDA was a loss of $4 million for the fourth quarter 2025, compared with a loss of $4 million for the same period in 2024.

Conference Call

The company will hold a conference call on Thursday, February 5, 2026, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until March 7, 2026. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13757948.

About XPO

XPO, Inc. (NYSE: XPO) is a leader in asset-based less-than-truckload (LTL) freight transportation in North America. The company’s customer-focused organization efficiently moves 16 billion pounds of freight per year, enabled by its proprietary technology. XPO serves 55,000 customers with 592 locations and 37,000 employees in North America and Europe, and is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on LinkedIn, Facebook, X, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted EBITDA, excluding gains on real estate transactions on a consolidated basis and for our North American Less-Than-Truckload segment; adjusted net income; adjusted diluted earnings per share (“adjusted diluted EPS”); adjusted diluted EPS, excluding gains on real estate transactions; adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, excluding gains on real estate transactions, adjusted net income, adjusted diluted EPS, adjusted diluted EPS, excluding gains on real estate transactions, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA, excluding gains on real estate transactions, improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income, adjusted diluted EPS and adjusted diluted EPS, excluding gains on real estate transactions, improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expense and other adjustments as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives and realize growth and expansion as a result of those initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to continue insourcing linehaul in ways that enhance our network efficiency and productivity; the anticipated impact of a freight market recovery on our business; our ability to capture profitable share gains, facilitate yield growth, and improve margins during an upcycle; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; our ability to develop and implement proprietary technology and suitable information technology systems that contribute to cost and productivity improvements; the impact of potential cyber-attacks and information technology or data security breaches or failures; our ability to repurchase shares on favorable terms; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain management talent and key employees including qualified drivers; labor matters; litigation; competition; and our ability to improve pricing growth.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Cole Horton

+1 203-609-6004

cole.horton@xpo.com

XPO, Inc.
Consolidated Statements of Income
 (Unaudited)
(In millions, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2025	2024	Change %	2025	2024	Change %
Revenue	$2,011	$1,921	4.7%	$8,157	$8,072	1.1%
Salaries, wages and employee benefits	845	837	1.0%	3,424	3,377	1.4%
Purchased transportation	412	398	3.5%	1,662	1,701	-2.3%
Fuel, operating expenses and supplies	387	376	2.9%	1,571	1,589	-1.1%
Operating taxes and licenses	22	19	15.8%	83	80	3.8%
Insurance and claims	48	29	65.5%	167	134	24.6%
Gains on sales of property and equipment	(14)	(35)	-60.0%	(17)	(40)	-57.5%
Depreciation and amortization expense	134	124	8.1%	521	490	6.3%
Pre-Con-way acquisition environmental matter (1)	-	-	0.0%	35	-	NM
Legal matters (2)	-	-	0.0%	(13)	-	NM
Transaction and integration costs	1	14	-92.9%	8	53	-84.9%
Restructuring costs (3)	33	10	230.0%	59	27	118.5%
Operating income	143	148	-3.4%	656	660	-0.6%
Other income	(1)	(6)	-83.3%	(6)	(37)	-83.8%
Debt extinguishment loss	-	-	0.0%	6	-	NM
Interest expense	53	53	0.0%	219	223	-1.8%
Income before income tax provision	91	102	-10.8%	437	473	-7.6%
Income tax provision	32	26	23.1%	121	86	40.7%
Net income	$59	$76	-22.4%	$316	$387	-18.3%

Earnings per share data (4)
Basic earnings per share	$0.50	$0.65		$2.69	$3.33
Diluted earnings per share	$0.50	$0.63		$2.64	$3.23

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	117	116		118	116
Diluted weighted-average common shares outstanding	119	120		119	120

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in Note 10 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2025.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) Primarily reflects severance and related charges incurred in both 2025 and 2024 in our European Transportation segment, and share-based compensation charges incurred in the fourth quarter of 2025 for previously granted equity awards in connection with the change in the Executive Chairman role in Corporate.

(4) The sum of quarterly earnings per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.
Consolidated Balance Sheets
 (Unaudited)
 (In millions, except per share data)

	December 31,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$310	$246
Accounts receivable, net of allowances of $40 and $50, respectively	1,035	977
Other current assets	285	283
Total current assets	1,630	1,505
Long-term assets
Property and equipment, net of $2,360 and $2,019 in accumulated depreciation, respectively	3,664	3,402
Operating lease assets	777	727
Goodwill	1,547	1,461
Identifiable intangible assets, net of $580 and $499 in accumulated amortization, respectively	311	361
Other long-term assets	265	254
Total long-term assets	6,564	6,206
Total assets	$8,194	$7,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$455	$477
Accrued expenses	760	708
Short-term borrowings and current maturities of long-term debt	60	62
Short-term operating lease liabilities	166	127
Other current liabilities	113	46
Total current liabilities	1,555	1,420
Long-term liabilities
Long-term debt	3,253	3,325
Deferred tax liability	482	393
Employee benefit obligations	86	85
Long-term operating lease liabilities	611	603
Other long-term liabilities	345	283
Total long-term liabilities	4,778	4,690

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 117 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	-	-
Additional paid-in capital	1,160	1,274
Retained earnings	888	572
Accumulated other comprehensive loss	(187)	(246)
Total equity	1,861	1,601
Total liabilities and equity	$8,194	$7,712

Amounts may not add due to rounding.

XPO, Inc.
 Consolidated Statements of Cash Flows
(Unaudited)
 (In millions)

	Years Ended
	December 31,
	2025	2024
Cash flows from operating activities
Net income	$316	$387
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	521	490
Stock compensation expense	77	87
Accretion of debt	10	11
Deferred tax expense	99	57
Gains on sales of property and equipment	(17)	(40)
Other	24	11
Changes in assets and liabilities
Accounts receivable	(47)	(47)
Other assets	(38)	(106)
Accounts payable	(22)	(8)
Accrued expenses and other liabilities	62	(33)
Net cash provided by operating activities	986	808
Cash flows from investing activities
Payment for purchases of property and equipment	(657)	(789)
Proceeds from sale of property and equipment	41	75
Proceeds from sale of investment	-	12
Net cash used in investing activities	(616)	(702)
Cash flows from financing activities
Repurchase of debt	(115)	-
Repayment of debt and finance leases	(73)	(82)
Payment for debt issuance costs	(3)	(4)
Repurchase of common stock	(125)	-
Change in bank overdrafts	23	(9)
Payment for tax withholdings for restricted shares	(50)	(129)
Other	4	(1)
Net cash used in financing activities	(339)	(226)
Effect of exchange rates on cash, cash equivalents and restricted cash	(1)	-
Net increase (decrease) in cash, cash equivalents and restricted cash	31	(120)
Cash, cash equivalents and restricted cash, beginning of period	298	419
Cash, cash equivalents and restricted cash, end of period	$330	$298

Amounts may not add due to rounding.

North American Less-Than-Truckload Segment
 Summary Financial Table
 (Unaudited)
 (In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2025	2024	Change %	2025	2024	Change %
Revenue (excluding fuel surcharge revenue)	$990	$985	0.5%	$4,101	$4,115	-0.3%
Fuel surcharge revenue	175	171	2.3%	731	785	-6.9%
Revenue	1,165	1,156	0.8%	4,832	4,899	-1.4%
Salaries, wages and employee benefits	614	621	-1.1%	2,520	2,515	0.2%
Purchased transportation	24	44	-45.5%	123	248	-50.4%
Fuel, operating expenses and supplies (1)	206	218	-5.5%	885	928	-4.6%
Operating taxes and licenses	16	16	0.0%	67	65	3.1%
Insurance and claims	34	18	88.9%	111	80	38.8%
Gains on sales of property and equipment	(12)	(34)	-64.7%	(9)	(27)	-66.7%
Depreciation and amortization	98	89	10.1%	381	346	10.1%
Transaction and integration costs	-	-	0.0%	-	1	-100.0%
Restructuring costs	1	5	-80.0%	5	7	-28.6%
Operating income	184	179	2.8%	749	735	1.9%
Operating ratio (2)	84.2%	84.5%		84.5%	85.0%
Amortization expense	9	9		36	36
Transaction and integration costs	-	-		-	1
Restructuring costs	1	5		5	7
Gains on real estate transactions	(13)	(34)		(15)	(34)
Adjusted operating income (3)	$181	$159	13.8%	$775	$746	3.9%
Adjusted operating ratio (3) (4)	84.4%	86.2%		84.0%	84.8%
Depreciation expense	89	80		345	310
Pension income	2	6		6	25
Gains on real estate transactions	13	34		15	34
Adjusted EBITDA (5)	$285	$280	1.8%	$1,142	$1,115	2.4%
Adjusted EBITDA margin (5)	24.4%	24.2%		23.6%	22.8%
Gains on real estate transactions	13	34		15	34
Adjusted EBITDA, excluding gains on real estate transactions (3)	$272	$246	10.6%	$1,126	$1,081	4.2%

Amounts may not add due to rounding.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)) using the underlying unrounded amounts.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio.

(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

North American Less-Than-Truckload
Summary Data Table
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2025	2024	Change %	2025	2024	Change %
Pounds per day (thousands)	62,486	65,433	-4.5%	65,268	69,606	-6.2%

Shipments per day	48,348	49,109	-1.6%	49,420	51,508	-4.1%

Average weight per shipment (in pounds)	1,292	1,332	-3.0%	1,321	1,351	-2.3%

Revenue per shipment (including fuel surcharges)	$394.78	$382.32	3.3%	$388.49	$376.37	3.2%

Revenue per shipment (excluding fuel surcharges)	$335.28	$325.62	3.0%	$329.69	$316.05	4.3%

Gross revenue per hundredweight (including fuel surcharges) (1)	$30.72	$29.09	5.6%	$29.84	$28.40	5.1%

Gross revenue per hundredweight (excluding fuel surcharges) (1)	$26.12	$24.84	5.2%	$25.39	$23.94	6.0%

Average length of haul (in miles)	862.8	854.7		854.9	851.5

Total average load factor (2)	22,002	22,128	-0.6%	22,418	22,642	-1.0%

Average age of tractor fleet (years)	3.7	4.1		3.8	4.2

Number of working days	61.0	61.5		251.5	252.5

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company's revenue recognition policy.

(2) Total average load factor equals freight pound miles divided by total linehaul miles.

Note: Table excludes the company's trailer manufacturing operations. Percentages presented are calculated using the underlying unrounded amounts.

European Transportation Segment
 Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2025	2024	Change %	2025	2024	Change %
Revenue	$846	$765	10.6%	$3,324	$3,173	4.8%
Salaries, wages and employee benefits	228	212	7.5%	888	846	5.0%
Purchased transportation	387	354	9.3%	1,539	1,454	5.8%
Fuel, operating expenses and supplies (1)	181	158	14.6%	686	661	3.8%
Operating taxes and licenses	5	4	25.0%	17	15	13.3%
Insurance and claims	14	12	16.7%	55	51	7.8%
Gains on sales of property and equipment	(2)	(2)	0.0%	(8)	(14)	-42.9%
Depreciation and amortization	35	34	2.9%	136	140	-2.9%
Legal matters (2)	-	-	0.0%	(13)	-	NM
Transaction and integration costs	-	-	0.0%	-	2	-100.0%
Restructuring costs (3)	11	4	175.0%	27	17	58.8%
Operating income (loss)	$(13)	$(11)	18.2%	$(3)	$-	NM
Other expense	-	-		(1)	(1)
Amortization expense	5	5		21	21
Legal matters (2)	-	-		(13)	-
Transaction and integration costs	-	-		-	2
Restructuring costs (3)	11	4		27	17
Adjusted operating income (4)	$2	$(2)	NM	$32	$39	-17.9%
Depreciation expense	29	29		115	119
Pension expense	-	-		(1)	(1)
Adjusted EBITDA (5)	$32	$27	18.5%	$147	$158	-7.0%
Adjusted EBITDA margin (5)	3.8%	3.5%		4.4%	5.0%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) Primarily reflects severance and related charges incurred in both 2025 and 2024.

(4) See the “Non-GAAP Financial Measures” section of the press release.

(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

Corporate
 Summary Financial Table
(Unaudited)
(In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2025	2024	Change %	2025	2024	Change %
Revenue	$-	$-	0.0%	$-	$-	0.0%
Salaries, wages and employee benefits	3	3	0.0%	15	16	-6.3%
Fuel, operating expenses and supplies	-	-	0.0%	1	-	NM
Insurance and claims	1	-	NM	1	3	-66.7%
Depreciation and amortization	1	1	0.0%	4	4	0.0%
Pre-Con-way acquisition environmental matter (1)	-	-	0.0%	35	-	NM
Transaction and integration costs	1	14	-92.9%	8	50	-84.0%
Restructuring costs (2)	21	1	2000.0%	26	3	766.7%
Operating loss	$(28)	$(19)	47.4%	$(90)	$(76)	18.4%
Other income (expense) (3)	-	-		1	12
Depreciation and amortization	1	1		4	4
Pre-Con-way acquisition environmental matter (1)	-	-		35	-
Transaction and integration costs	1	14		8	50
Restructuring costs (2)	21	1		26	3
Adjusted EBITDA (4)	$(4)	$(4)	0.0%	$(16)	$(7)	128.6%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in Note 10 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2025.

(2) Primarily reflects share-based compensation charges incurred in the fourth quarter of 2025 for previously granted equity awards in connection with the change in the Executive Chairman role.

(3) Other income (expense) consists of foreign currency gain (loss) and other income (expense), which is primarily comprised of investment income in 2024.

(4) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
 (In millions)

	Three Months Ended December 31,			Years Ended December 31,
	2025	2024	Change %	2025	2024	Change %
Reconciliation of Net Income to Adjusted EBITDA
Net income	$59	$76	-22.4%	$316	$387	-18.3%
Debt extinguishment loss	-	-		6	-
Interest expense	53	53		219	223
Income tax provision	32	26		121	86
Depreciation and amortization expense	134	124		521	490
Pre-Con-way acquisition environmental matter (1)	-	-		35	-
Legal matters (2)	-	-		(13)	-
Transaction and integration costs	1	14		8	53
Restructuring costs (3)	33	10		59	27
Adjusted EBITDA (4)	$312	$303	3.0%	$1,272	$1,266	0.5%
Revenue	$2,011	$1,921	4.7%	$8,157	$8,072	1.1%
Adjusted EBITDA margin (4) (5)	15.5%	15.8%		15.6%	15.7%
Gains on real estate transactions	13	34		15	34
Adjusted EBITDA, excluding gains on real estate transactions (4)	$299	$269	11.2%	$1,257	$1,232	2.0%

Amounts may not add due to rounding.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in Note 10 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2025.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) Primarily reflects severance and related charges incurred in both 2025 and 2024 in our European Transportation segment, and share-based compensation charges incurred in the fourth quarter of 2025 for previously granted equity awards in connection with the change in the Executive Chairman role in Corporate.

(4) See the “Non-GAAP Financial Measures” section of the press release.

(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

XPO, Inc.
 Reconciliation of Non-GAAP Measures (cont.)
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Reconciliation of Net Income and Diluted Earnings Per Share to Adjusted Net Income and Adjusted Earnings Per Share
Net income (1)	$59	$76	$316	$387
Debt extinguishment loss	-	-	6	-
Amortization of acquisition-related intangible assets	15	14	58	57
Pre-Con-way acquisition environmental matter (2)	-	-	35	-
Legal matter (3)	-	-	(13)	-
Transaction and integration costs	1	14	8	53
Restructuring costs (4)	33	10	59	27
Income tax associated with the adjustments above (5)	(3)	(6)	(24)	(24)
European legal entity reorganization (6)	-	(1)	1	(41)

Adjusted net income (1)(7)	$105	$107	$445	$460

Adjusted diluted earnings per share (1)(7)	$0.88	$0.89	$3.73	$3.83

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	119	120	119	120

Amounts may not add due to rounding.

(1) Includes gains from sales of real estate of $10 million ($13 million pre-tax) or $0.08 per diluted share and $26 million ($34 million pre-tax) or $0.21 per diluted share in the fourth quarters of 2025 and 2024, respectively. Excluding these gains, adjusted diluted earnings per share are $0.80 and $0.68 in the fourth quarters of 2025 and 2024, respectively. Includes gains from sales of real estate of $12 million ($15 million pre-tax) or $0.10 per diluted share and $26 million ($34 million pre-tax) or $0.22 per diluted share for the years ended December 31, 2025 and 2024, respectively. Excluding these gains, adjusted diluted earnings per share are $3.63 and $3.61 for the years ended December 31, 2025 and 2024, respectively.

(2) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in Note 10 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2025.

(3) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(4) Primarily reflects severance and related charges incurred in both 2025 and 2024 in our European Transportation segment, and share-based compensation charges incurred in the fourth quarter of 2025 for previously granted equity awards in connection with the change in the Executive Chairman role in Corporate.

(5) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$-	$-	$1	$-
Amortization of acquisition-related intangible assets	2	3	10	13
Pre-Con-way acquisition environmental matter	-	-	8	-
Transaction and integration costs	-	1	2	5
Restructuring costs	-	2	3	6
	$3	$6	$24	$24

Amounts may not add due to rounding.

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, losses for which no tax benefit can be recognized, and contribution- and margin-based taxes.

(6) Reflects a tax benefit recognized in the second quarter of 2024 and the subsequent adjustments recognized related to a legal entity reorganization within our European Transportation business.

(7) See the "Non-GAAP Financial Measures" section of the press release.